File Number 5972-239-5

State of Illinois
Office of
The Secretary of State

Whereas, ARTICLES OF INCORPORATION OF PRM TRANSFER CORP. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 19Г4.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 31ST day of DECEMBER A.D. 19 97 and of the Independence of the United States the two hundred and 22ND


SEAL OF THE STATE OF ILLINOIS
AUG. 26TH 1818

George H Ryan

Secretary of State

C-212.2

Form **BCA-2.10** | **ARTICLES OF INCORPORATION** | PAID DEC 31 1997

(Rev. Jan. 1991)

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A's check or money order, payable to "Secretary of State."

FILED

DEC 3 1 1997

GEORGE H. RYAN
SECRETARY OF STATE

SUBMIT IN DUPLICATE!

This space for use by Secretary of State

Date 12-31-97

Franchise Tax $ 25.00

Filing Fee $ 75.00

100.00

Approved: Bo

1. CORPORATE NAME: PRM Transfer Corp.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: Arthur A. Goes
First Name / Middle Initial / Last name

Initial Registered Office: 949 Topanga Drive
Number / Street / Suite #

Palatine, Illinois 60067 Cook Co.
City / Zip Code / County

(44)

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

To design, create, manufacture, sell and market telecommunications management software and related products; to engage in all other lawful activities as allowed by the Illinois Business Corporation Act.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$ NPV	100,000	1,000	$ 100.00
			TOTAL	$ 100.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5972-239-5

(over)

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: one.

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	
Arthur A. Goes	949 Topanga Drive	Palatine, IL 60067

6. *OPTIONAL:* (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $______

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $______

(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $______

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $______

7. *OPTIONAL:* *OTHER PROVISIONS*

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 15, 1997.

Signature and Name	Address
1. Professional Resource Management, Inc. an Illinois corporation (Signature)	1. 50 North Brockway Street (Street)
Arthur A. Goes, President (Type or Print Name)	Palatine, IL 60067 (City/Town, State, Zip Code)
2. [signature] (Signature)	2. ______ (Street)
Arthur A. Goes, Secretary (Type or Print Name)	______ (City/Town, State, Zip Code)
3. ______ (Signature)	3. ______ (Street)
______ (Type or Print Name)	______ (City/Town, State, Zip Code)

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.

FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.
- The filing fee is $75.
- The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961

1989-0247

File Number 5972-239-5

State of Illinois
Office of
The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF PRM TRANSFER CORP. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 14TH day of JANUARY A.D. 19 98 and of the Independence of the United States the two hundred and 22ND.

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

George H Ryan

Secretary of State

C-212.2

1089-0248

Form **BCA-10.30** (Rev. Jan. 1991)

ARTICLES OF AMENDMENT

PAID

JAN 16 1998

File # D 5972-239-5

SUBMIT IN DUPLICATE

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961

Remit payment in check or money order, payable to "Secretary of State."

FILED

JAN 14 1998

GEORGE H. RYAN
SECRETARY OF STATE

This space for use by Secretary of State

Date	1-14-98
Franchise Tax	$ 25
Filing Fee	$
Penalty	$
Approved:	5X

1. CORPORATE NAME: PRM Transfer Corp. (Note 1)

2. MANNER OF ADOPTION:

The following amendment of the Articles of Incorporation was adopted on December 31, 19 97 in the manner indicated below. ("X" one box only)

☐ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment; (Note 3)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; (Note 4)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

Professional Resource Management, Inc.
(NEW NAME)

1-13 F,13

All changes other than name, include on page 2
(over)

1089, 0249 Resolution

1. Resolved that the Articles of Incorporation are amended to change the name of the corporation from PRM Transfer Corp. to Professional Resource Management, Inc.

3. The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

No change

4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change")*

No change

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either Item 5 or 6 below)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated December 31, 19 97 — PRM Transfer Corp. *(Exact Name of Corporation)*

attested by [signature] *(Signature of Secretary or Assistant Secretary)* — by [signature] *(Signature of President or Vice President)*

Arthur A. Goes - Secretary *(Type or Print Name and Title)* — Arthur A. Goes - President *(Type or Print Name and Title)*

6. If amendment is authorized by the incorporators, the incorporators must sign below.

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ______________________, 19 ____

1089 - 025 NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only six instances, as follows:

(a) to remove the names and addresses of directors named in the articles of incorporation;
(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;
(c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
(d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
(e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,
(f) to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4: All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders' meeting *(either annual or special)* or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment *(but if class voting applies, then also at least a 2/3 vote within each class is required).*

The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

FORM **BCA 10.30** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

FILED
JUL 27 2015
JESSE WHITE
SECRETARY OF STATE

PAID
JUL 27 2015
EXPEDITED
SECRETARY OF STATE

CD0131530

File # 5972-239-5   Filing Fee: $50   Approved:

---- **Submit in duplicate** ---- **Type or Print clearly in black ink** ---- **Do not write above this line** ----

1. Corporate Name (**See Note 1 on page 4.**): PROFESSIONAL RESOURCE MANAGEMENT, INC.

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on June 19 (Month & Day), 2015 (Year) in the manner indicated below:

Mark an "X" in one box only.

- ☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (**See Note 3 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (**See Note 4 on page 4.**)
- ☑ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (**See Notes 4 and 5 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (**See Note 5 on page 4.**)

3. Text of Amendment:
   a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
   Article I: Name of the Corporation: ______________________
   New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

Class	Par Value	Number of Shares Authorized
Class A Common	$0.01	1,000,000,000
Class B Common	$0.01	60,000,000
Preferred Series A	$0.01	1,000 N
Preferred Series B	$0.01	1,000 N
Preferred Series C	$0.01	3,000,000,000
Preferred Series D	$0.01	1,000,000
Preferred (Undesigned)	$0.01	39,998,000

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):

No Change

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert "No change"):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No Change

b. The amount of paid-in capital as changed by this amendment is as follows (If not applicable, insert "No change"):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
(See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$	$ No Change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated June 19, 2015
Month & Day, Year

PROFESSIONAL RESOURCE MANAGEMENT, INC.
Exact Name of Corporation

Any Authorized Officer's Signature

Shaun Passley, President
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ____________, ____
Month & Day, Year

SECTION 4 OF THE CORPORATION'S ARTICLES OF INCORPORATION SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

The Corporation shall have authority to issue 4,101,000,000 shares of capital stock, consisting of 1,060,000,000 shares of common stock, par value $0.01 per share ("**Common Stock**"), and 3,041,000,000 shares of "**blank check**" preferred stock par value $0.01 per share ("**Preferred Stock**"). The Common Stock shall include 1,000,000,000 shares of Class A Common Stock, $0.01 par value per share (the "**Class A Common Stock**"); 60,000,000 shares of Class B Common Stock, $0.01 par value per share (the "**Class B Common Stock**").

The par value of each of the Corporation's outstanding Common Stock and Preferred Stock will not be adjusted in connection with the Reverse Stock Split. The Reverse Stock split of one class of stock does not affect the other classes of stock.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("**Board of Directors**") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "**Voting Stock**"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Rights of Our Class A Common Stock and Class B Common Stock

Rights to Dividends and on Liquidation. Each share of Class A Common Stock and Class B Common Stock is entitled to share equally in dividends (other than dividends declared with respect to any outstanding Preferred Stock) when and as declared by our Board of Directors. Upon liquidation, each share of Class A Common Stock and Class B Common Stock is entitled to share equally in our assets available for distribution to the holders of those shares. Any outstanding Preferred Stock would rank senior to the Class A Common Stock and Class B Common Stock in respect of liquidation rights and could rank senior to that stock in respect of dividend rights.

Voting--General. Each holder of Class A Common Stock is entitled to one vote per share, and each holder of Class B Common Stock is entitled to 10,000 votes per share.